UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications  pursuant to Rule 425 under the Securities Act

☐                                    Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐                                    Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 2.02                                         RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 26, 2005, Monster Worldwide, Inc. (the “Company”) announced its results of operations for the three and nine month periods ended September 30, 2005. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Included in the press release and the supplemental financial information issued by the Company and furnished herewith as Exhibits 99.1 and 99.2, are certain non-GAAP financial measures.  The Company has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures such as operating income before depreciation and amortization and free cash flow, provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers operating income before depreciation and amortization to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance.  Operating income before depreciation and amortization is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures.  Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment.  Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.  Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

ITEM 7.01              REGULATION FD DISCLOSURE

The Company has provided certain supplemental financial information that can be accessed directly at www.monsterworldwide.com/Q305.pdf or through the Company’s Investor Relations website at http://ir.monsterworldwide.com.  This information is attached hereto as Exhibit 99.2.  Such financial information is historical financial information of the Company that has been reclassified to reflect the historical results of the Directional Marketing businesses as discontinued operations, following the sale of these businesses in the second quarter of 2005.  Additionally, the Company has reclassified its historical segment information to present a Corporate operating segment, which reflects certain direct corporate costs and allocated expenses. Historical operating expenses and operating margins associated with the Monster and Advertising & Communications divisions have been restated to reflect this new segment presentation.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                 Financial Statements of Businesses Acquired.

Not Applicable.

(b)                                Pro Forma Financial Information.

Not Applicable.

(c)                                 Exhibits.

99.1         Press Release of the Company issued on October 26, 2005, relating to its third quarter 2005 results.

99.2         Supplemental Financial Information.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ Charles Baker
Charles Baker
Chief Financial Officer

Dated: October 26, 2005